      As filed with the Securities and Exchange Commission on July, 14 2000
                                                     Registration No. 333-41354
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -----------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -----------

                                   UPROAR INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                    133919458
    (State or other jurisdiction              (IRS Employer Identification No.)
  of incorporation or organization)

                              240 West 35th Street
                            New York, New York, 10001
               (Address of principal executive offices) (Zip Code)


                                  -----------

                      UPROAR INC. 2000 STOCK INCENTIVE PLAN
     OPTIONS GRANTED TO CERTAIN INDIVIDUALS PURSUANT TO WRITTEN COMPENSATION AGREEMENTS PRIZEPOINT ENTERTAINMENT CORPORATION 1998 STOCK OPTION PLAN

                            (Full title of the plans)

                                  -----------

                                 Kenneth D. Cron
                Chairman of the Board and Chief Executive Officer
                                   Uproar Inc.
                              240 West 35th Street
                            New York, New York, 10001
                     (Name and address of agent for service)
                                  (212)714-9500
          (Telephone number, including area code, of agent for service)


                                  -----------

This Post-Effective Amendment No. 2 to the Registration Statement shall become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

-------------------------------------------------------------------------------
                              INCLUSION OF EXHIBITS

On July 13, 2000, Uproar Inc. (the "Registrant") registered 7,500,840 shares of Common Stock for issuance under the Uproar Inc. 2000 Stock Incentive Plan, Options granted to Thompson Barnhardt, David Becker, Vincent Bonney, Szilvia Csorba, Paul DeBraccio, Andrea DiCastro, Stephen Duzs, Esther Dyson, Sean Ellis, Timothy Ewing, Ivan Farkas, Timothy Guest, Thomas Hardart, Greg Horowitz, Gabor Kertai, Christina Koukkos, Tamas Kovacs, Wai Lee, Gabor Legrady , David Lumerman, Neil Marchant, Suzanne McNamee, Agnes Mezo, Stephen Sabo, Michael Simon, Franciska Sitkey, Tamas Temesi, Gabor Tokaji ,Ferenczi Vantulekne, Joel Wilhite, Brian Willis and Brian Willis pursuant to Written Compensation Agreements and the PrizePoint Entertainment Corporation 1998 Stock Option Plan on a Form S-8 Registration Statement with the Securities and Exchange Commission, Registration Number 333-41354.

This Post-Effective Amendment No. 2 is being filed to include the following Exhibits which were referenced but not included in the original filing: Exhibit
99.1 Uproar Inc. 2000 Stock Incentive Plan, Exhibit 99.2 Form of Notice of Grant for Options Granted to Certain Individuals, Exhibit 99.3 Form of Share Option Agreement for Options Granted to Certain Individuals, Exhibit 99.4 Form of Written Compensation Agreement, Exhibit 99.5 PrizePoint Entertainment Corporation 1998 Stock Option Plan, Exhibit 99.6 Form of Stock Option Agreement for the PrizePoint Entertainment Corporation 1998 Stock Option Plan and Exhibit
99.7 Form of Option Assumption Agreement.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-effective Amendment Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this fourteenth day of July, 2000.

                           UPROAR INC.


                           By /s/ Kenneth D. Cron
                              -------------------------------------------------
                              Kenneth D. Cron
                              Chairman of the Board and Chief Executive Officer



                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signatures                                  Title                                                 Date
----------                                  -----                                                 ----

/s/ Kenneth D. Cron                       Chairman  of the  Board of  Directors  and Chief    July 13, 2000
------------------------------------      Executive Officer (Principal Executive Officer)
Kenneth D. Cron




/s/ Joel E. Wilhite *                     Chief  Financial  Officer  (Principal  Financial    July 13, 2000
------------------------------------      and Accounting Officer)
Joel E. Wilhite




/s/ Christopher R. Hassett *              President, Chief Operating Officer and Director     July 13, 2000
------------------------------------
Christopher R. Hassett




/s/ Michael K. Simon *                    Executive Vice President and Director               July 13, 2000
------------------------------------
Michael K. Simon




/s/ Thompson B. Barnhardt *               Director                                            July 11, 2000
------------------------------------
Thompson B. Barnhardt


Thomas E. Dooley                          Director
------------------------------------






Esther Dyson                              Director
------------------------------------





James J. Geddes                           Director
------------------------------------




/s/ Catherine V. Mackay *                 Director                                            July 13, 2000
------------------------------------
Catherine V. Mackay





*By /s/ Kenneth D. Cron
   ------------------------
   Kenneth D. Cron


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